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                                                                     EXHIBIT 5.2

   [Letterhead of Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P.]

                                  July 18, 2003

                                                                        1124-105

Offshore Logistics, Inc.
P.O. Box 5-C
Lafayette, Louisiana  70505


            Re:   Registration Statement on Form S-4

Ladies and Gentlemen:

I.    Introduction.

      1.1 We have acted as counsel for Offshore Logistics, Inc., a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act") of (i) the offer and exchange by the Company (the "Exchange Offer") of $230,000,000 aggregate principal amount of its 6 1/8% Senior Notes due 2013 (the "Initial Notes"), for a new series of notes bearing substantially identical terms and in like principal amount (the "Exchange Notes") and (ii) the guarantees (the "Guarantees") of certain subsidiaries of the Company listed in the Registration Statement as guarantors (the "Guarantors") of the Exchange Notes. The Initial Notes and the Exchange Notes are collectively referred to herein as the "Notes." The Initial Notes were issued, and the Exchange Notes will be issued, under an Indenture dated as of June 20, 2003 among the Company, the Guarantors and U.S. Bank National Association, as Trustee (the "Indenture"). The Exchange Offer will be conducted on such terms and conditions as are set forth in the prospectus contained in the Registration Statement to which this opinion is filed as an exhibit.

II.   Documents Reviewed.

      2.1 We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Indenture and (iii) such other corporate records, certificates, statutes and other instruments and documents as we have considered necessary or appropriate for purposes of the opinions hereafter expressed. In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto

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Correro Fishman Haygood
 Phelps Walmsley & Casteix, L.L.P.
July 18, 2003
Page 2


(including post-effective amendments), will have become effective and the Exchange Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

      2.2 We have also made such additional investigations and examined such documents, corporate records, instruments and matters of law which we have deemed necessary and appropriate in connection with the opinions in Section III (as qualified elsewhere in this letter).

III.  Opinions.

      3.1 Based upon the foregoing and subject to the foregoing assumptions and the qualifications set forth hereinbelow, we are of the following opinions.

      3.2 Each Guarantor has been duly incorporated or otherwise organized and is an existing corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization.

      3.3 The execution, delivery and performance of the Indenture and the Guarantees and the issuance and sale of the Exchange Notes and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any statute, rule, or regulation or (ii) any order known to us of any governmental agency or body or any court having jurisdiction over any Guarantor or any of their respective properties, or any material agreement applicable to any Guarantor, or the respective charter or by-laws or similar constitutive document of any Guarantor; provided, however, we express no opinion in this Section 3.3 with respect to violation of any federal or state securities laws, rules or regulations or any other state or federal anti-fraud statute, rule or regulation.

      3.4 Each Guarantor has full corporate or other entity power and authority to issue the Guarantees.

IV.   Qualifications.  This opinion is subject to the following qualifications.

      4.1 The opinions in this letter are given only as of this date and are based upon the law and facts in effect as of this date. We have no obligation to, and will not undertake to, report to you or any third parties changes in facts or laws, statutes or jurisprudence.

      4.2 We express no opinion with regard to any matter which may be governed by any law other than the law of the State of Louisiana, Delaware General Corporation Law, and U.S. federal laws, and each such matter is expressly excluded from this letter.
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Correro Fishman Haygood
 Phelps Walmsley & Casteix, L.L.P.
July 18, 2003
Page 3


      4.3 Our opinions set forth herein are limited to the matters expressly set forth in this opinion letter, and no opinion is implied or may be inferred beyond the matters expressly so stated. The opinions rendered herein may not be used or relied upon by or published or communicated to any person or entity other than the addressees hereof for any purpose whatsoever without our prior written consent in each instance.

      4.4 Notwithstanding the limitations in Section 4.3 above, this opinion may be relied upon by Vinson & Elkins L.L.P.

      4.5 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm name in the prospectus forming part of the Registration Statement under the caption "Legal Matters." By giving such consent, we do not admit that we are within the category of person whose consent is required under Section 7 of the Securities Act or the rules and regulation of the Commission issued thereunder.


                                     Yours very truly,

                                     /s/ Correro Fishman Haygood
                                         Phelps Walmsley & Casteix, L.L.P.